UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2014

Silver Eagle Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36025 (Commission File Number)	80-0914174 (I.R.S. Employer Identification Number)

1450 2nd Street, Suite 247 Santa Monica, California (Address of principal executive offices)	90401 (Zip code)

(310) 209-7280
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry Into a Material Definitive Agreement.

On December 31, 2014, Silver Eagle Acquisition Corp. (the “Company”) entered into a contribution agreement (the “Contribution Agreement”) with Videocon d2h Limited (“Videocon d2h”), pursuant to which the Company will contribute a cash amount of at least $200,850,000 to Videocon d2h in exchange for newly issued equity shares of Videocon d2h, in the form of American Depositary Shares of Videocon d2h (the “ADSs”), which ADSs will be delivered (or directly credited) to the Company’s stockholders of record as of the close of business on a date to be determined by the board of directors of the Company (such stockholders, the “Distribution Record Holders”) (the transactions contemplated by the Contribution Agreement, collectively, the “Transaction”). Assuming a contribution amount of $200,850,000, the ADSs to be issued to the Distribution Record Holders would have an aggregate value of no less than $303.7 million based on the post-transaction valuation ascribed by the parties to Videocon d2h, and would represent 33.5% of the equity capital of Videocon d2h.

The Contribution Agreement

Contribution

The actual number of ADSs to be received by the Distribution Record Holders will be determined in accordance with a schedule set out in the Contribution Agreement for the actual contribution amount delivered by the Company to Videocon d2h, which will substantially depend on the amount of shares of the Company’s common stock that the public holders of the Company’s common stock elect to redeem. The actual contribution amount may not be less than $200,850,000 or more than $273,350,000, which will result in the non-redeeming Distribution Record Holders, including Global Eagle Acquisition LLC, the Company’s sponsor (the “Sponsor”), owning between 33.5% and 38.55% of Videocon d2h’s equity (excluding any applicable adjustments due to currency exchange rate fluctuation described below) upon the closing of the Transaction (the “Closing”), without taking into account the issuance of the earn-out shares to the current principal shareholders of Videocon d2h described below or the issuances to the Sponsor and Mr. Saurabh Dhoot described below under “Conditions to Completion of the Transaction”.

Currency Rate Adjustment

The ownership percentage resulting from delivery of ADSs is subject to certain adjustments. The number of ADSs to be issued may be adjusted if the exchange rate between the Indian Rupee and the U.S. Dollar on the effective date of the registration statement on Form F-4 that will be filed by Videocon d2h for the newly issued equity shares has fluctuated by more than 3% since the rate prevailing on the date of the Contribution Agreement, subject to a limit in either direction of 10% more or less equity shares being issued. If such exchange rate fluctuates by more than 10% against the rate prevailing on the date of the Contribution Agreement, the parties may terminate or renegotiate the Contribution Agreement.

Videocon d2h Shareholder Earn-Out

The current principal shareholders of Videocon d2h will be entitled to receive certain earn-out shares consisting of newly issued equity shares of Videocon d2h at the Closing or thereafter, provided that certain share price performance hurdles of the ADSs on the NASDAQ Stock Market are satisfied within three years of the initial listing of the ADSs. In addition, if following the Closing, a draft “red herring” prospectus is filed with the Securities and Exchange Board of India for an initial public offering of Videocon d2h’s shares in India, then any earn-out shares not previously issued will become immediately issuable to the current principal shareholders of Videocon d2h, subject to the agreement of Videocon d2h and the Company on certain performance metrics that reflect the intent of the Company and Videocon d2h in respect of those certain share price performance hurdles of the ADSs on the NASDAQ Stock Market described above. The maximum number of equity shares to be issued under this earn-out is an amount equal to 3.88% of the equity shares of Videocon d2h outstanding immediately after the Closing (together with such earn-out shares but not including equity shares issued in any public or private offerings of equity shares after the Closing or any equity shares issued in connection with any equity plan or the issuances to the Sponsor and Mr. Saurabh Dhoot described below under “Conditions to Completion of the Transaction”).

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Representations and Warranties

Under the Contribution Agreement, each of Videocon d2h and the Company made certain representations and warranties. All representations and warranties made under the Contribution Agreement will survive for a limited period.

Conditions to Completion of the Transaction

The Closing is subject to certain customary conditions, including the approval of the Contribution Agreement by the Company’s stockholders.

In addition, the Closing is subject to Videocon d2h having granted to the Sponsor the equivalent of an additional $13 million of equity shares increasing ratably to a maximum of an additional $20 million of equity shares based on the applicable actual contribution amount contributed by the Company to Videocon d2h, subject to the achievement of certain performance hurdles based on the trading price of the ADSs following the Closing (or such other issuances or cash payments by Videocon d2h at the Closing that would result in the Sponsor receiving the same economic rights, benefits and privileges). Immediately prior to the Closing, the Sponsor and Dennis A. Miller will forfeit their “founder earnout shares” and certain other founder shares of the Company as described in Item 8.01 of this Current Report on Form 8-K. The Closing also is subject to Videocon d2h having granted to Mr. Saurabh Dhoot the equivalent of $7 million of equity shares, subject to the achievement of certain performance hurdles based on the trading price of the ADSs following the Closing (or such other issuances or cash payments by Videocon d2h at the Closing that would result in Mr. Saurabh Dhoot receiving the same economic rights, benefits and privileges).

Notice of Developments

Prior to Closing, Videocon d2h is obligated to advise the Company of any event, fact or condition or nonoccurrence of any event, fact or condition that may constitute a breach of any representation, warranty, covenant or agreement of Videocon d2h and to describe such matter in writing. Videocon d2h is also obligated to promptly supplement the information contained in the registration statement on Form F-4 relating to the transaction and the disclosure schedule to the Contribution Agreement. If Videocon d2h supplements its disclosure or discloses an event or circumstance that constitutes a breach of any of its representations or warranties in the Contribution Agreement, the Company may terminate the Contribution Agreement, accept the supplemented or updated disclosure as a cure of the breach or the failure to disclose and proceed with the Transaction or negotiate a mutually acceptable amendment to the Contribution Agreement with Videocon d2h.

Bring-Down and Updates

On the day on which the Company publicly announces the record date for its stockholders’ meeting to vote on the Transaction, or such other date as agreed to in writing, Videocon d2h is required to confirm in writing that, as of such date, it believes in good faith after taking into account its actual results for the portion of its fiscal year ending March 31, 2015 that has elapsed as of such date that there will be no material deviations from the year-end targets in Videocon d2h’s 2015 budget for certain agreed metrics and that there is no material change of Videocon d2h’s opinion on the outlook for the fiscal year ending March 31, 2016. Videocon d2h is required to provide the Company with reasonable supporting information. If Videocon d2h is unable to issue the requisite confirmation or provide the requisite supporting information, the Company may terminate the Contribution Agreement, proceed with the Transaction or negotiate a mutually acceptable amendment to the Contribution Agreement with Videocon d2h.

The parties have also agreed that, if there are certain changes to Indian tax law that result in material change in overall profitability of, or investor outlook for, the industry in which Videocon d2h operates in India, to negotiate in good faith an amendment to the Contribution Agreement relating to changes in the valuation of Videocon d2h caused by such changes.

Maintaining the Listing

Videocon d2h will maintain the listing of the ADSs on the NASDAQ Stock Market for no less than 5 years from the Closing, provided that such obligation will end upon at least 6 months’ prior written notice to the holders of the ADSs if the 3-month daily average trading value of the ADSs on the NASDAQ Stock Market is less than $1 million, Videocon d2h incurs maintenance costs of over $3 million annually due to heightened regulatory requirements for such listing and a well-known and recognized international exchange outside the United States is in use by non-affiliated holders of over $100 million in Videocon d2h equity shares.

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Termination

The Contribution Agreement may be terminated under certain limited circumstances at any time prior to the Closing. In the event of breach or failure to perform in any material respect with regard to any representation, warranty or covenant contained in the Contribution Agreement that prevents a condition precedent to the other party’s obligations from being satisfied and such breach or failure to perform is not cured within 30 or 45 days after notice of such event, as applicable under the Contribution Agreement, the party that has not breached or failed to perform may terminate. The Company may also terminate as discussed above under “Notice of Developments” and “Bring-Down and Updates”. If the Contribution Agreement is terminated, substantially all of the obligations of the parties under the Contribution Agreement will terminate. Termination will not release any party from any liability for any willful or intentional breach of any covenant or agreement in the Contribution Agreement. In no event will the liability of any party under the Contribution Agreement after termination of the Contribution Agreement for any reason exceed $1.5 million.

Indemnification

Videocon d2h will indemnify and hold harmless the Company, its representatives and security holders, each of their respective affiliates, and their respective successors and assigns from and against the entirety of any adverse consequences that they may suffer or incur resulting from, arising out of, relating to, in the nature of, or caused by any breach or inaccuracy of any representation or warranty made in the Contribution Agreement by Videocon d2h (except if such breach or inaccuracy arises solely from legislative, judicial or other acts of a governmental body following the date of the Contribution Agreement) or caused by any breach of any post-closing covenant or agreement of Videocon d2h in the Contribution Agreement.

The Company will indemnify and hold harmless Videocon d2h and its representatives, each of their respective affiliates, and their respective successors and assigns from and against the entirety of any adverse consequences they may suffer or incur resulting from, arising out of, relating to, in the nature of, or caused by any breach or inaccuracy of any representation or warranty made by the Company in the Contribution Agreement (except if such breach or inaccuracy arises solely from legislative, judicial or other acts of a governmental body following the date of the Contribution Agreement) or caused by any breach of any covenant or agreement of the Company in the Contribution Agreement.

Other than limited exceptions, such indemnification obligations are subject in the aggregate to a maximum cap of 12.5% of the actual contribution amount delivered by the Company to Videocon d2h and a minimum threshold of 2.0% of the actual contribution amount delivered by the Company to Videocon d2h, under which the parties will have no liability to each other.

A copy of the Contribution Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Contribution Agreement is qualified in its entirety by reference thereto. The Contribution Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such contract. The representations, warranties and covenants in the Contribution Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and are used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to an investment decision.

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Item 8.01 Other Events.

Immediately prior to the Closing, the Sponsor and Dennis A. Miller will forfeit, in aggregate, 2,945,000 founder shares, 2,013,750 of which will be “founder earnout shares” as described in the prospectus for the Company’s initial public offering which are subject to forfeiture if certain share price targets are not met following the closing of the Company’s business combination transaction. This represents forfeiture of all of the founder earnout shares held by the Sponsor and Mr. Miller. Following such forfeiture, the Sponsor, Dennis A. Miller and the independent directors of the Company, James McNamara and Ernest Del, will hold, in aggregate, 5,125,000 founder shares.

In connection with the transaction, the Company will seek the approval of its public warrant holders to amend the warrant agreement governing its warrants so that, upon the closing, each of its outstanding public warrants, which entitle the holder thereof to purchase one-half of one share of the Company’s common stock, will be exchanged for cash in the amount of $1.00 per warrant ($2.00 per warrant pair). Approval of the amendment requires the affirmative vote of holders of 65% of the Company’s public warrants. Approval of the amendment to the warrant agreement is not a condition to the closing. In connection with the transaction, the Sponsor and Dennis A. Miller have agreed to forfeit to the Company for no consideration 15,000,000 private placement warrants held by them, representing all of the private placement warrants. Accordingly the private placement warrants, having been forfeited, will not be exchanged for cash.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
2.1*	Contribution Agreement, dated as of December 31, 2014, by and between Videocon d2h Limited and Silver Eagle Acquisition Corp.

* The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

Additional Information about the Transaction and Where to Find It

As permitted by the Jumpstart Our Business Startups Act of 2012, or JOBS Act, Videocon d2h has confidentially submitted a draft registration statement on Form F-4 (the “Registration Statement”) to the Securities and Exchange Commission (the “SEC”), which includes the related preliminary proxy statement/prospectus, that is both the proxy statement to be distributed to holders of the Company’s common stock and public warrants in connection with the solicitation by the Company of proxies for the vote by the stockholders on the Transaction and the vote by the warrantholders on the proposed amendment to the warrant agreement, as well as the prospectus covering the registration of the proposed issuance of equity shares underlying ADSs to be issued to the Distribution Record Holders in the Transaction. The Company will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders and warrantholders. The Company stockholders and warrantholders and other interested persons are advised to read, when publicly filed and available, the preliminary proxy statement/prospectus included in the Registration Statement, and amendments thereto, and the definitive proxy statement/prospectus because the proxy statement/prospectus will contain important information about Videocon d2h, the Company, the proposed Transaction and the proposed warrant agreement amendment. The definitive proxy statement/prospectus will be mailed to stockholders and warrantholders of the Company as of a record date to be established for voting on the Transaction and the warrant agreement amendment. Stockholders and warrantholders will also be able to obtain copies of the Registration Statement which includes the proxy statement/prospectus, without charge, once publicly filed and available, at the SEC's Internet site at http://www.sec.gov or by directing a request to: Silver Eagle Acquisition Corp., 1450 2nd Street, Suite 247, Santa Monica, CA 90401, Attention: James A. Graf, Chief Financial Officer.

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Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Transaction and the Company’s warrantholders with respect to the proposed warrant agreement amendment. A list of the names of those directors and officers and a description of their interests in the Company is contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC. Additional information regarding interests of such participants will be contained in the proxy statement/prospectus when filed and publicly available.

Videocon d2h and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Silver Eagle in connection with the proposed transaction and from the warrant holders of Silver Eagle in connection with the proposed warrant amendment. A list of the names of such directors and officers and information regarding their interests in the transaction will be included in the proxy statement/prospectus for the transaction when filed with the SEC and publicly available.

Forward Looking Statements

This current report on Form 8-K includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to the timing of the proposed Transaction with Videocon d2h, as well as the expected performance, strategies, prospects and other aspects of the businesses of the Company and Videocon d2h after completion of the Transaction, are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of Contribution Agreement, (2) the outcome of any legal proceedings that may be instituted against the Company, Videocon d2h or others following announcement of the Contribution Agreement and transactions contemplated therein; (3) the inability to complete the Transaction due to the failure to obtain approval of the stockholders of the Company, redemptions by stockholders of the Company or other conditions to closing in the Contribution Agreement, or the inability to amend the warrant agreement due to the failure to obtain approval of the warrantholders of the Company, (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the Transaction; (5) the risk that the proposed Transaction disrupts current plans and operations as a result of the announcement and consummation of the Transaction described herein; (6) the ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of Videocon d2h to grow and manage growth profitably, effectively direct proceeds received in the Transaction, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the Transaction; (8) changes in applicable laws or regulations; (9) the possibility that Videocon d2h may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement to be filed by the Company with the SEC, including those under “Risk Factors” therein, and other filings with the SEC by the Company.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 6, 2015

Silver Eagle Acquisition Corp.

By:	/s/ James A. Graf
James A. Graf Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1*	Contribution Agreement, dated as of December 31, 2014, by and between Videocon d2h Limited and Silver Eagle Acquisition Corp.

* The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.